EXHIBIT 5.1

ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, CO 80127
Phone 303 466 4092 / Fax 303 466 4826

August 3, 2012

Cindy Kelly
Sole Director
Auto Tool Technologies Inc.
101 ½ Mary Street West
Whitby, ON, Canada, L1N 2R4

Re: Registration Statement on Form S-1

Director Kelly:

     On behalf of Auto Tool Technologies Inc., a Nevada corporation (the "Corporation"), you have requested my opinion as to the legality of the issuance by of 15,000,000 shares of Common Stock (the "Shares") being offered by the Corporation (the "Shares") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission.

Pursuant to your request I have reviewed and examined:

(1)	The Articles of Incorporation of the Corporation;
(2)	The Bylaws of the Corporation;
(3)	Certain resolutions of the Director of the Corporation;
(4)	The Registration Statement;
(5)	The Nevada Revised Statutes Chapter 78 Domestic Corporations, including all relevant state constitutional and statutory provisions, as well as judicial interpretations; and
(6)	Such other matters as I have deemed relevant to my opinion.

Based upon the foregoing and the laws of the state of Nevada, and subject to the qualifications set forth below, I am of the opinion that the Shares offered by the Corporation, when issued as described in the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable pursuant to the Articles, Bylaws and Nevada law. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

I consent to the use of this opinion as an exhibit to the Registration Statement and to any reference to me in the Prospectus contained within the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/Dennis Brovarone
Dennis Brovarone
Attorney at Law